As filed with the Securities and Exchange Commission on February 18, 2016
Registration No. 333-______

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PG&E CORPORATION
(Exact name of Registrant as specified in its charter)

77 Beale Street
California	P.O. Box 770000	94-3234914
(State or other jurisdiction of incorporation or organization)	San Francisco, California 94177 (415) 973-1000	(I.R.S. Employer Identification Number)
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

HYUN PARK
Senior Vice President and General Counsel
77 Beale Street
P.O. Box 770000
San Francisco, California 94177
(Name, address, including zip code, and telephone number, including area code, of agent for service)
(415) 973-1000
Please send copies of all communications to: Brett Cooper, Esq. Orrick, Herrington & Sutcliffe LLP The Orrick Building 405 Howard Street San Francisco, CA 94105 (415) 773-5700

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☑	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered[1]	Amount to be Registered	Proposed Maximum Offering Price Per Share [2]	Proposed Maximum Aggregate Offering Price[2]	Amount of Registration Fee

Common stock, no par value	5,000,000 shares	$55.02	$275,100,000	$27,702.57

1 This Registration Statement shall also cover any additional shares of common stock that become available under PG&E Corporation’s Dividend Reinvestment and Stock Purchase Plan by reason of any stock dividend, stock split or other similar transaction.

2 Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 (c) under the Securities Act of 1933. The proposed maximum offering price per share is based upon the average of the high and low prices of PG&E Corporation common stock for New York Stock Exchange Composite Transactions on February 12, 2016.

Prospectus

Dividend Reinvestment and Stock Purchase Plan

5,000,000 shares of PG&E Corporation common stock, no par value

This prospectus describes the PG&E Corporation Dividend Reinvestment and Stock Purchase Plan (“Plan”) which provides a convenient and low-cost way to invest in PG&E Corporation common stock.

Investing in PG&E Corporation common stock involves risks.  Please consider carefully the "Risk Factors" beginning on page 2 of this prospectus.

This prospectus is not an offer to sell securities and it is not soliciting an offer to buy securities in any state or country where the offer or sale is not permitted.

PG&E Corporation common stock is listed on the New York Stock Exchange and trades under the ticker symbol “PCG”.  The closing price on February 17, 2016 on the New York Stock Exchange was $55.81.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION OR ANY OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus is February 18, 2016.

PG&E Corporation Dividend Reinvestment and Stock Purchase Plan

This prospectus describes the PG&E Corporation Dividend Reinvestment and Stock Purchase Plan adopted in 2007 (“Plan”).  PG&E Corporation has appointed American Stock Transfer and Trust Company (the “Administrator”) to administer the Plan.  Certain administrative support will be provided to the Administrator by its designated affiliates.  Orders received by the Administrator to purchase or sell shares under the Plan may be executed by an affiliated broker of the Administrator.

The shares of PG&E Corporation common stock purchased by participants under the Plan may be newly issued shares or may be shares purchased by the Administrator on the open market, as directed by PG&E Corporation.

The Plan is designed for long-term investors who wish to invest and build their share ownership over time.  The Plan provides you the opportunity to reinvest all or a portion of the cash dividends paid on PG&E Corporation common stock and Pacific Gas and Electric Company preferred stock into additional shares of PG&E Corporation common stock.  The Plan includes a stock purchase feature permitting participants to make optional cash purchases of additional shares of common stock.  An initial investment in our common stock can also be made through the Plan.  You can also sell shares through the Plan.  Unlike an individual stock brokerage account, the timing of purchases and sales is subject to the provisions of the Plan, as discussed below.

You can participate in the Plan if you are a registered holder of PG&E Corporation common stock or Pacific Gas and Electric Company preferred stock.  If you do not own PG&E Corporation common stock or Pacific Gas and Electric Company preferred stock, you can become a participant by making your initial purchase of PG&E Corporation common stock directly through the Plan.  There are no fees to enroll in the Plan or to reinvest all or a portion of your dividends.  Fees are charged for initial investments, optional cash purchases, and sales of stock.

If you are not currently a participant in the Plan, you can enroll online at www.amstock.com or you can complete an enrollment form and mail it to the Administrator.  Please see question number 23 for information on how to enroll online or how to obtain an enrollment form from the Administrator.

Participation in the Plan is strictly voluntary.  Participants may terminate their enrollment in the Plan and withdraw their common shares from their accounts at any time, subject to the terms outlined in this prospectus.

About This Prospectus

This document is called a prospectus and relates to a registration statement that we filed with the Securities and Exchange Commission (“SEC”) relating to the shares of our common stock offered under the Plan.  This prospectus does not include all of the information in the registration statement.  The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about PG&E Corporation, the Plan, and the securities offered.  The registration statement can be read at the SEC web site or at the SEC office mentioned under the heading “Where You Can Find More Information.”  You should rely only on the information contained in or incorporated by reference into this prospectus.  We have not authorized any other person to provide you with different information.  If anyone provides you with different or inconsistent information, you should not rely on it.  We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.  You should assume that the information contained in or incorporated by reference into this prospectus is accurate only as of the date on the front cover of this prospectus or the date of the document incorporated by reference.  Our business, financial condition, results of operations and prospects may have changed since those dates.  Unless otherwise mentioned or unless the context requires otherwise, (i) all references in this prospectus to “we,” “us,” “our” or similar references mean PG&E Corporation, and (ii) all references in this prospectus to “stock,” “our stock,” “PG&E Corporation stock,” “your stock,” “shares,” or “PG&E Corporation shares” refer to our common stock.

Where You Can Find More Information

We file annual, quarterly and special reports, proxy statements and other information with the SEC.  Our SEC filings are available to the public over the Internet at the SEC’s web site at www.sec.gov.  You may also read and copy certain reports, statements or other information that we file at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for further information about the Public Reference Room.  You can also find information about us by visiting our web site at www.pgecorp.com.

Certain Documents Incorporated by Reference

The SEC allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents.  The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information.  We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 (other than documents and information deemed to have been furnished and not filed in accordance with the SEC rules) until the Plan is terminated:

•	Annual Report on Form 10-K for the year ended December 31, 2015;
•	All other reports filed under Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year ended December 31, 2015; and
•	A description of PG&E Corporation common stock as set forth in PG&E Corporation’s registration statement on Form 8-B filed under the Securities Exchange Act of 1934, including all amendments and reports filed for the purpose of updating the description.

You may request a copy of these filings (other than exhibits to such documents, unless the exhibits are specifically incorporated by reference in such documents) at no cost to you by calling PG&E Corporation’s Corporate Secretary at 1-415-973-8200 or writing to: Office of the Corporate Secretary, PG&E Corporation,77 Beale Street, MC B24W, San Francisco, CA 94105.

The Company

PG&E Corporation, incorporated in California in 1995, is a company whose primary purpose is to hold interests in energy-based businesses.  The company conducts its business principally through Pacific Gas and Electric Company, a public utility operating in northern and central California.  Pacific Gas and Electric Company engages primarily in the businesses of electricity and natural gas distribution, electricity generation, procurement and transmission, and natural gas procurement, transportation and storage.  PG&E Corporation became the holding company of Pacific Gas and Electric Company and its subsidiaries on January 1, 1997.  Both PG&E Corporation and Pacific Gas and Electric Company are headquartered in San Francisco, California.  Our principal executive offices are located at 77 Beale Street, 32nd Floor, San Francisco, CA 94105 and PG&E Corporation’s general telephone number is 1-415-973-1000.

Risk Factors

Investing in PG&E Corporation common stock involves risk.  These risks are described under Part I, Item 1A. Risk Factors, of our most recent Annual Report on Form 10‑K (which is incorporated by reference into this prospectus) and may be subsequently updated in our quarterly reports on Form 10-Q (which are also incorporated by reference into this prospectus).   See “Where You Can Find More Information” above.  Before making a decision to invest, you should carefully consider these risks as well as other information contained or incorporated by reference into this prospectus.

Cautionary Statements Concerning Forward-Looking Statements

This prospectus, including the documents incorporated by reference, contains various forward-looking statements. These forward-looking statements can be identified by the use of words such as “assume,” “expect,” “intend,” “forecast,” “plan,” “project,” “believe,” “estimate, ” “predict,” “anticipate,” “may,” “should,” “would,” “could,”  “potential” and similar expressions.  We base these forward-looking statements on our current expectations and projections about future events, our assumptions regarding these events and our knowledge of facts at the time the statements are made.  These forward-looking statements are subject to various risks and uncertainties, the realization or resolution of which may be outside our control, and our actual results could differ materially from our projected results.  For a discussion of these risks and uncertainties and the additional factors that could affect the validity of our forward-looking statements, as well as our financial condition and our results of operations, you should read the sections titled “Risk Factors” in Part I, Item 1A and “Cautionary Language Regarding Forward-Looking Statements” in Part I, Item 7 of our most recent annual report on Form 10-K, as may be updated in our quarterly reports on Form 10‑Q.  We are not able to predict all the factors that may affect future results.  We qualify all our forward-looking statements by these cautionary statements.  These forward-looking statements speak only as of the date of this prospectus or the date of the document incorporated by reference.  Except as required by applicable laws or regulations, we do not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Key Features of the Plan

Anyone Can Participate
You may participate in the Plan if you currently own PG&E Corporation common stock or Pacific Gas and Electric Company preferred stock that is registered in your name, or you can participate by making your initial investment in common stock through the Plan with a minimum initial investment of $250.  Alternatively, you may authorize the automatic monthly investment feature and initiate your investment with only $50 and a commitment for at least five sequential purchases.

A participant must continue to own at least one share of PG&E Corporation common stock in his or her Plan account.  If your Plan account balance is less than one share, your account will be closed, the fractional share will be liquidated at our expense, and a check in the amount of the liquidation proceeds will be mailed to you at the address that we have on file for you.  In appropriate cases, we may waive this requirement.

Optional Cash Purchases
Once you are a registered shareholder, you can buy PG&E Corporation common stock and pay market-based fees.  You can make additional purchases of PG&E Corporation stock in amounts as little as $50 per purchase, up to $100,000 annually, and either pay by check or have your payment automatically deducted from your bank account.

Convenient Share Sales
You can sell PG&E Corporation common stock and pay market-based fees.

Full Investment
Full investment of your funds, less fees (if applicable), is possible because you will be credited with both whole shares and fractional shares computed to three decimal places.  Dividends will be paid not only on whole shares but also proportionately on fractional shares.

Dividend Reinvestment
You can reinvest all or a portion (at least 10% as required under the Emergency Economic Stabilization Act passed by Congress in 2008) of your PG&E Corporation common stock and/or Pacific Gas and Electric Company preferred stock dividends in additional shares of PG&E Corporation common stock, or the Administrator will remit any dividends to you either by check or by automatic deposit to a bank account you designate.

Share Safekeeping
You can deposit your PG&E Corporation common stock certificates with the Administrator for safekeeping, at no cost to you.  You can request withdrawal of any or all of your whole shares of PG&E Corporation common stock.  A certificate for those shares will be sent to you, free of charge.

Gifts and Other Share Transfers
You can make gifts or other transfers of PG&E Corporation common stock you hold in your Plan account.

Terms and Conditions

The following questions and answers constitute our Plan:

1.	How can I participate in the Plan?
If you already own PG&E Corporation common stock or Pacific Gas and Electric Company preferred stock and the shares are registered in your name, you may participate immediately.  You may participate by choosing to reinvest all or part of your quarterly dividend, or by making an additional investment.

Shareholders of record who elect to reinvest all or part of their dividend will have access to their account on-line over the Internet and will receive quarterly account statements.

If your shares are held for you in a brokerage account, you may participate by instructing your broker to transfer your shares of PG&E Corporation common stock or Pacific Gas and Electric Company preferred stock into your own name and enrolling in the Plan.

If you do not currently own any PG&E Corporation common stock, you can participate by making an initial investment through the Plan.  Please see question number 7 for details regarding an initial investment.

2.	How do I get started?
Enrollment is available online at www.amstock.com (see question number 23 for information on how to enroll online).  Alternatively, you may enroll by completing an enrollment form and mailing it to the Administrator.  Your participation will begin promptly after your authorization is received.  Once you have enrolled, your participation continues automatically, for as long as you wish.

3.	How do I reinvest dividends?
You can choose to reinvest the cash dividends payable to you with respect to your shares of PG&E Corporation common stock and/or Pacific Gas and Electric Company preferred stock in additional shares of PG&E Corporation common stock.  You can choose to reinvest all or a portion of such dividends, but not less than 10%.  The Administrator will remit to you any dividends you choose not to reinvest either by check or by automatic deposit to a bank account you designate.  PG&E Corporation pays dividends on both whole and fractional shares in the Plan and will credit your account with the whole and fractional shares that are purchased with your dividends.

For a particular dividend to be reinvested, your authorization must be received by the Administrator on or before the record date for that dividend.  The record date normally will be about two to four weeks prior to the payment date. (For example, if the record date for a dividend to be paid on July 15 is June 30, your enrollment form must be received on or before June 30 in order for the July 15 dividend payment to be reinvested.)

4.	How do I change my election?
You may change your election at any time online at www.amstock.com or by notifying the Administrator.  To be effective with respect to a particular dividend, any such change must be received by the Administrator on or before the record date for that dividend.  You may, of course, choose not to reinvest any of your dividends, in which case the Administrator will remit any dividends to you by check or automatic deposit to a bank account you designate.

5.	What is the source of shares purchased by the Administrator under the Plan?
The Administrator will purchase the shares needed to meet participants’ investments under the Plan either directly from PG&E Corporation or on the open market, as directed by us.

6.	When are dividends reinvested?
If we direct the Administrator to purchase shares directly from PG&E Corporation, the Administrator will invest dividends in additional shares of common stock on the payment date or the first business day after the payment date.

If we direct the Administrator to purchase shares on the open market, the Administrator will invest dividends in additional shares of PG&E Corporation common stock as promptly as practicable, on or after the payable date, normally within one week.  In the unlikely event that, due to unusual market conditions, the Administrator is unable to invest the funds within 30 days, the Administrator will remit the funds to you by check.  No interest will be paid on funds held by the Administrator pending investment.

7.	How do I make an initial investment?
You can make an initial cash investment in the Plan for as little as $250 but not more than $100,000 in a year.  Your initial investment can be made:

Via online enrollment by:
•	Authorizing one deduction (minimum of $250) from your bank account;
•	Authorizing a minimum of five monthly $50 automatic deductions from your bank account; or
•	Opening your account online and sending your initial investment of $250 or more.

Using an Enrollment Form and:
•	Making one payment (minimum of $250) by check payable to PG&E Corporation/American Stock Transfer and Trust Company;
•	By authorizing a deduction (minimum of $250) from your bank account; or
•	By authorizing a minimum of five monthly $50 automatic deductions from your bank account. (Direct debit of cash will be made on the 8th of each month.)

8.	How do I make additional investments?
If you already own PG&E Corporation common stock and are enrolled in the Plan and want to make additional purchases, you can authorize individual automatic deductions from your bank account at www.amstock.com or send a check to the Administrator for each purchase.  If you choose to submit a check, please make sure to include the contribution form from your Plan statement and mail it to the address specified on the statement.  Or, if you wish to make regular monthly purchases, you may authorize automatic monthly deductions from your bank account.  This feature enables you to make ongoing investments in an amount that is comfortable for you, without having to write a check.  Additional cash purchases are subject to a minimum purchase requirement of $50 per investment and a maximum of $100,000 annually.

9.	When will shares be purchased?
If we direct the Administrator to purchase shares directly from PG&E Corporation, then upon receipt of the funds, the Administrator will invest initial and additional cash investments, less applicable fees, in whole and fractional shares weekly on Wednesday or the next business day if Wednesday is not a trading day.  If we direct the Administrator to purchase shares on the open market, then shares will be purchased on a daily basis.  Neither PG&E Corporation nor participants in the Plan will control the timing or pricing of shares purchased.  Participants will bear any risk associated with fluctuations in the market price of PG&E Corporation stock while investment funds are held pending investment.  In the unlikely event that, due to unusual market conditions, the Administrator is unable to invest the funds within 35 days, the Administrator will return the funds to you by check.  No interest will be paid on funds held by the Administrator pending investment.

10.	How will the price of shares purchased under the Plan be determined?
The price of PG&E Corporation shares purchased or sold under the Plan will be calculated differently depending upon whether the transactions are executed directly with PG&E Corporation or on the open market.

•	The price of shares purchased from PG&E Corporation will be the average of the high and the low sale prices of PG&E Corporation common stock as reported in the New York Stock Exchange Composite Transactions obtained from Bloomberg, L.P. on the date of the purchase, or if the New York Stock Exchange is closed on that date, on the next day that the New York Stock Exchange is open.

•	The price of shares purchased or sold on the open market will be the weighted average price per share of all shares of common stock purchased or sold by the Administrator on the date of the purchase or sale.

11.	Will I receive certificates for shares purchased?
No, because the Plan provides for share safekeeping, shares purchased under the Plan will be maintained by the Administrator in your name in non-certificated (book-entry) form.

12.	What is safekeeping?
Shares of PG&E Corporation common stock that you buy under the Plan will be maintained in your Plan account in non-certificated form for safekeeping.  Safekeeping protects your shares against loss, theft or accidental destruction and provides a convenient way for you to keep track of your shares.  Only shares held in safekeeping may be sold through the Plan.

If you own PG&E Corporation common stock in certificate form, you may deposit your certificates for those shares with the Administrator, free of charge.  The Administrator will provide mail loss insurance coverage for certificates with a value not exceeding $100,000 in any one shipping package that is mailed to American Stock Transfer and Trust Company, LLC, 6201 15th Avenue, Brooklyn, NY 11219 by USPS registered mail or by traceable delivery service.

Note: Mail loss insurance covers only the replacement of shares of stock and in no way protects any loss resulting from fluctuations in the value of such shares.

13.	Can I get certificates if I want them?
Yes.  You may request stock certificates for the whole shares in your book-entry account at any time.  Simply contact the Administrator with your request and they will mail you a stock certificate for the requested number of whole shares.  Certificates will be issued in the name(s) in which the account is registered, unless you instruct the Administrator otherwise.  If the certificate is to be issued in a name other than your Plan account registration, your signature must be guaranteed by a bank or broker participating in the Medallion Guarantee Plan.  Detailed transfer instructions can be obtained by calling the Administrator at 1-888-489-4689.

14.	What happens if there is a stock split, stock dividend, or other distribution with respect to PG&E Corporation common stock?
Your account will be adjusted in book-entry form to reflect the distribution of any PG&E Corporation common stock paid as a stock dividend, stock split, or similar transaction.  All shares will be credited to your Plan account.  Transaction processing may either be curtailed or suspended until the completion of any stock dividend, stock split, or corporate action.

15.	How can I transfer or give gifts of shares?
You may transfer or give gifts of PG&E Corporation common stock to anyone you choose by contacting the Administrator and requesting a gift/transfer form.  After the transfer or gift purchase is completed, upon your request, the Administrator will send you a non-negotiable gift announcement, which you can present to the recipient.  A notice indicating the transfer of PG&E Corporation common stock will also be forwarded to the recipient.

16.	How do I sell shares?
You can sell your Plan shares at any time by contacting the Administrator.  Your sale request will be processed and your shares will, subject to market conditions and other factors, generally be sold within 24 hours of receipt of your request.  Please note that the Administrator cannot and does not guarantee the actual sale date or price, nor can it stop or cancel any outstanding sales or issuance requests.  All requests are final.  The Administrator will mail a check to you (less applicable sales fees) on the settlement date, which is three business days after your shares have been sold. Participants can sell shares via www.amstock.com or by calling the Administrator at 1-888- 489-4689.  Requests received electronically (via the internet or Telephonic Interactive Voice Response- IVR) by 4 p.m. Eastern Time will generally be sold the next business day.  Participants can also mail in their request for sales to the address noted in question number 23.  If the request is received by mail by 12 p.m. Eastern Time, the sale will generally be done the next business day.  Any request for sales received electronically after 4 p.m. Eastern Time, or by mail after 12 p.m. Eastern Time, will be considered as having been received on the following business day and processed accordingly.

Alternatively, you may choose to sell your shares through a stockbroker of your choice, in which case you would have to request a certificate for the whole shares in your book-entry account from the Administrator for delivery to your stockbroker, or arrange to have your shares transferred electronically to your broker using the Direct Registration System.  See question number 13 for instructions on how to obtain a certificate.

17.	What are the costs?
There is no fee for enrolling in the Plan.  Participation is voluntary and you may discontinue your participation at any time.  Applicable fees, if any, are as follows:

Reinvestment of all or a portion of quarterly dividends	No Charge
Trading fee for reinvested dividends (if open market purchase)	No Charge
Purchase of shares with initial investment	$10.00
Purchase of shares with additional investments via check (per investment)	$5.00
Purchase of additional shares via automatic debit of bank account (per investment): • Individual • Recurring monthly debit	$2.00 $2.00
Trading fee for initial or additional purchases (if open market purchase)	$.06 per share
Transfer shares as gift	No charge
Certificate safekeeping	No charge
Certificate issuance	No charge
Sale of shares (full and partial)	$15.00
Trading fee for sales	$.10 per share
Current year duplicate statement	No charge
Charge if check is returned for insufficient funds or if automatic debit of bank account is rejected	$25.00 per occurrence

Any charges imposed by your bank in connection with automatic withdrawals from your bank account are your responsibility.

18.	What about taxes?
The Administrator will send a Form 1099-DIV to you and the Internal Revenue Service after each year-end reporting all dividend income you received during the year on your PG&E Corporation common stock.  If you sell shares through the Plan, the Administrator will send a Form 1099-B to you and the Internal Revenue Service after year-end, showing the total proceeds of the transactions.  We recommend that you keep your transaction statements, which are helpful for record keeping and tax purposes.

19.	Will I have the same rights as a shareholder?
As a Plan participant, you enjoy all the rights and privileges associated with stock ownership.  You will receive all shareholder communications, including proxy material and annual reports.  You will be given the opportunity to vote your Plan shares, and your shares will be voted in accordance with your direction.  If you wish, you may vote your shares in person at shareholder meetings.

20.	What provisions are made for non-U.S. residents?
Cash investments from non-U.S. residents must be in United States currency and will be invested in the same manner as investments from other participants.  Each participant is responsible for reviewing the applicable laws of his or her country of residence prior to investing in PG&E Corporation common stock.  All dividends will be subject to withholding under the terms of any applicable tax treaty provisions.

21.	How will I keep track of my investments?
The Administrator will send a transaction notice confirming the details of each transaction you make.  When you reinvest your dividends, you will receive a summary statement of your account which will include all year-to-date activity.  If you do not reinvest dividends and have no additional purchase or sale transactions, you will receive an annual statement detailing the status of your holdings of PG&E Corporation common stock in your Plan account.

You can also access your Plan account statement at www.amstock.com.   Convenient and easy online access to your shareholder communications is only a click away.  Besides your Plan account statements, you may access your 1099 tax documents, notification of ACH transmissions, transaction advices, and selected correspondence online.

Enrollment is simple and quick.  Log on to www.amstock.com to enjoy the many benefits American Stock Transfer and Trust Company, LLC offers, including:
•	Faster delivery of important documents
•	Electronic notification of account activity via email
•	Secure access to your mailbox 24 hours a day, 7 days a week
•	Convenient management of your documents – view, print, download
•	Access to view your account balance and dividend reinvestment historical transactions

Please visit www.amstock.com for more information.

22.	How would I terminate my participation?
You may discontinue the reinvestment of your dividends at any time by giving notice to the Administrator.  Notice may be made by telephone, in writing, or by changing your dividend election under the account management service when you access your account over the Internet at www.amstock.com.  To be effective for a given dividend payment, the Administrator must receive notice before the record date of that dividend.  The Administrator will continue to hold your shares unless you request a certificate for any full shares and a check for any fractional share.  You may also request the sale of all or part of any such shares or have the Administrator transfer your shares to your brokerage account.  See question number 16 for information on selling shares.

23.	What if I have questions about the Plan?
Questions regarding enrollment, purchase or sale of share requests, and other transactions or services offered by the Plan should be directed to the Administrator through the following:

•	Internet
You can enroll in the Plan, obtain information, and perform certain transactions on your PG&E Corporation account online at www.amstock.com.  New investors can establish a Personal Identification Number (PIN) when setting up their account.  Participants will also be able to gain access to their account by using their Social Security Number and American Stock Transfer and Trust Company, LLC ten (10) digit account number.

•	Telephone
Telephone shareholder customer service:

Toll-free within the United States and Canada: 1-888- 489-4689
Outside of the United States and Canada: 1-718-921-8124
For the hearing impaired (TTY): 1-718-921-8386, or 1-866-703-9077

An automated voice response system is available 24 hours a day, 7 days a week.  Customer Service Representatives are available from 8:00 a.m. to 8:00 p.m., Eastern Time, Monday through Friday (except holidays).

•	In Writing
You may also write to the Administrator at the following address:

American Stock Transfer and Trust Company, LLC
P. O. Box 922
Wall Street Station
New York, NY 10269-0560

Be sure to include your name, address, daytime phone number, account number, and a reference to PG&E Corporation on all correspondence.

Securities held by the Administrator in your Plan account are not subject to protection under the Securities Investor Protection Act of 1970.  The Administrator may use, and commissions may be paid to, a broker-dealer which is affiliated with the Administrator.  Investors must make independent investment decisions based upon their own judgment and research.

24.	What are the responsibilities of PG&E Corporation and the Administrator?
PG&E Corporation cannot assure you a profit or protect you against a loss on the shares you purchase under the Plan.  Neither PG&E Corporation nor the Administrator will be liable for any act done in good faith, or as required by applicable laws, or for any good faith omission to act.  This includes, without limitation, any claims of liability:

•	for the prices at which stock purchases or sales are made as reflected in your Plan account, or the dates of the purchases or sales of your Plan shares; or
•	for any fluctuation in the market value of your PG&E Corporation shares after they are purchased or sold.

In addition, neither PG&E Corporation nor the Administrator will be liable for failure to terminate your account upon your death before receiving written notice of your death.

The payment of dividends is at the discretion of PG&E Corporation’s Board of Directors.  The Board may change the amount and timing of dividends at any time without notice.

25.	Can PG&E Corporation make changes to the Plan?
PG&E Corporation reserves the right to suspend, modify, or terminate the Plan or your interest in the Plan at any time.  You will receive notice of any such suspension, modification, or termination.  PG&E Corporation also reserves the right to change any administrative procedures of the Plan.  If the Plan, or your interest in the Plan, is terminated, the Administrator will continue to hold your shares of PG&E Corporation stock in book-entry form unless you request that the Administrator issue a stock certificate, or you ask your broker to request that the Administrator transfer the shares to your brokerage account.

26.	What law governs the Plan?
The terms and conditions of the Plan and its operation shall be governed by the laws of the State of California.

27.	How is the Plan to be interpreted?
Any question of interpretation arising under the Plan will be determined by us, and any such determination will be final.  Any action taken by us or the Administrator to effectuate the Plan in the good faith exercise of our or its judgment will be binding on all participants.

Use of Proceeds

If we issue shares of PG&E Corporation common stock to purchasers under the Plan, we will use the proceeds from the sale of such shares for general corporate purposes.  We may temporarily invest funds that are not immediately needed for these purposes in marketable securities.  If shares are purchased by the Administrator in the open market, we will not receive any proceeds.

Legal Matters

Doreen A. Ludemann, Chief Counsel, Corporate, within the Corporate and Commercial Group of the Pacific Gas and Electric Company Law Department, has passed upon the validity of PG&E Corporation common stock issued by us under the Plan.

Experts

The consolidated financial statements and the related consolidated financial statement schedules, incorporated in this Prospectus by reference from PG&E Corporation’s Annual Report on Form 10-K for the year ended December 31, 2015, and the effectiveness of PG&E Corporation’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements and consolidated financial statement schedules have been so incorporated by reference in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth all expenses payable by us in connection with the sale of the securities being registered.  All the amounts shown are estimates except for the SEC registration fee.

SEC registration fee		$27,703
NYSE listing fees	$	*
Accounting fees and expenses		$15,000
Legal fees and expenses		$2,500
Total		$45,203
___________________
* We have reached the “total maximum fee” payable to NYSE for calendar year 2016. The “total maximum fee” corresponds to fees that may be billed to an issuer in a calendar year and is capped at $500,000. The fee cap includes our annual and listing fees.

Item 15.	Indemnification of Directors and Officers.

We are a California corporation.  Section 317 of the California Corporations Code provides for indemnification of a corporation’s directors and officers under certain circumstances.  Our articles of incorporation authorize us to provide indemnification of any person who is or was our director, officer, employee or other agent, or is or was serving at our request as a director, officer, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, or was a director, officer, employee or agent of a foreign or domestic corporation which was a predecessor corporation of us or of another enterprise at the request of the predecessor corporation through our bylaws, resolutions of our board of directors, agreements with agents, vote of shareholders or disinterested directors, or otherwise, in excess of the indemnification otherwise permitted by Section 317 of the California Corporations Code, subject only to the applicable limits set forth in Section 204 of the California Corporations Code.  Our articles of incorporation also eliminate the liability of our directors to the fullest extent permissible by California law.  Our board of directors has adopted a resolution regarding our policy of indemnification and we maintain insurance that insures our directors and officers against certain liabilities.

Item 16.	Exhibits.

Exhibit Number	Description

4.1
Restated Articles of Incorporation of the Registrant effective as of May 29, 2002 (incorporated by reference to Exhibit 3.1 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2003, File No. 1-12609)

4.2	Bylaws of PG&E Corporation amended as of February 19, 2014 (incorporated by reference to PG&E Corporation’s Form 10-Q for the quarter ended March 31, 2014 (File No. 1-12609), Exhibit 3.1)

5	Opinion of Doreen Ludemann

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of Doreen Ludemann (included in Exhibit 5)

24	Powers of Attorney

ITEM 17.	Undertakings

(a) The undersigned registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)           To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)          To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)         To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)           That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)           If the registrant is relying on Rule 430B:

(A)          Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

(B)           Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of this registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in this registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of this registration statement relating to the securities in this registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;  provided, however, that no statement made in a registration statement or prospectus that is part of this registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of this registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this registration statement or prospectus that was part of this registration statement or made in any such document immediately prior to such effective date.

(5)           That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)           Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)          Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)         The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)         Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)           The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

(c)           The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(d)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or II-3controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on February 18, 2016.

PG&E CORPORATION

By	ANTHONY F. EARLEY, JR.
ANTHONY F. EARLEY, JR.
Chairman of the Board and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

	Signature	Title	Date
A. Principal Executive Officer

	ANTHONY F. EARLEY, JR.	Chairman of the Board, Chief Executive Officer,	February 18, 2016
	Anthony F. Earley, Jr.	and President

B. Principal Financial Officer

	JASON P. WELLS	Senior Vice President and Chief Financial Officer	February 18, 2016
Jason P. Wells

C. Principal Accounting Officer

	DINYAR B. MISTRY	Vice President and Controller	February 18, 2016
Dinyar B. Mistry

D. Directors

*	LEWIS CHEW	Director	February 18, 2016
Lewis Chew

*	ANTHONY F. EARLEY, JR.	Director	February 18, 2016
Anthony F. Earley, Jr.

*	FRED J. FOWLER	Director	February 18, 2016
Fred J. Fowler

*	MARYELLEN C. HERRINGER	Director	February 18, 2016
Maryellen C. Herringer

*	RICHARD C. KELLY	Director	February 18, 2016
Richard C. Kelly

*	ROGER H. KIMMEL	Director	February 18, 2016
Roger H. Kimmel

*	RICHARD A. MESERVE	Director	February 18, 2016
Richard A. Meserve

*	FORREST E. MILLER	Director	February 18, 2016
Forrest E. Miller

*	ROSENDO G. PARRA	Director	February 18, 2016
Rosendo G. Parra

*	BARBARA L. RAMBO	Director	February 18, 2016
Barbara L. Rambo

*	ANNE SHEN SMITH	Director	February 18, 2016
Anne Shen Smith

*	BARRY LAWSON WILLIAMS	Director	February 18, 2016
Barry Lawson Williams

*By:	HYUN PARK
HYUN PARK, Attorney-in-Fact

Exhibit Index

Exhibit Number	Description

4.1
Restated Articles of Incorporation of the Registrant effective as of May 29, 2002 (incorporated by reference to Exhibit 3.1 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2003, File No. 1-12609)

4.2	Bylaws of PG&E Corporation amended as of February 19, 2014 (incorporated by reference to PG&E Corporation’s Form 10-Q for the quarter ended March 31, 2014 (File No. 1-12609), Exhibit 3.1)

5	Opinion of Doreen Ludemann

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of Doreen Ludemann (included in Exhibit 5)

24	Powers of Attorney